(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

eMerge Interactive Inc.

(Name of Registrant as specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: $0

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

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(4)	Date Filed: N/A

Notice of Annual Meeting of Stockholders

to be held May 19, 2005

To Our Stockholders:

The Annual Meeting of Stockholders of eMerge Interactive, Inc. will be held on Thursday, May 19, 2005, at 10:00 a.m., local time, at Disney’s Conference Facilities, 9250 Island Grove Terrace, Vero Beach, FL. At the meeting, we will:

•	elect five(5) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

•	approve an amendment to our company’s Amended and Restated 1999 Equity Compensation Plan; and

•	act upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of Class A Common Stock at the close of business on March 31, 2005, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices for 10 business days prior to the meeting. The accompanying proxy statement and form of proxy are being mailed on or about April 15, 2005.

A COPY OF OUR ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 IS ENCLOSED WITH THIS NOTICE.

You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account. A form of proxy for each account must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

The address of our principal office is 10305 102nd Terrace, Sebastian, Florida 32958, and our phone number is (772) 581-9700.

By Order of the Board of Directors

Robert E. Drury
Secretary

Sebastian, Florida

April 15, 2005

YOUR VOTE IS IMPORTANT.

The attached proxy statement should be read carefully. You are urged to sign, date and mail the enclosed proxy in the enclosed postage paid envelope. No additional postage is required if mailed in the United States. You may revoke your proxy at any time before it is voted by giving written notice to our Corporate Secretary, by attending the Annual Meeting and voting in person or by submitting a later-dated proxy.

QUESTIONS AND ANSWERS

Q:	WHY DID YOU SEND ME THIS PROXY STATEMENT?

A:	We sent this proxy statement and the enclosed proxy because our Board of Directors is soliciting your proxy to vote your shares at our 2005 Annual Meeting of Stockholders. This proxy statement is designed to assist you in voting and summarizes the information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”).

Q:	WHEN IS THE ANNUAL MEETING AND WHERE WILL IT BE HELD?

A:	The Annual Meeting will be held on Thursday, May 19, 2005, at 10:00 a.m., local time, at Disney’s Conference Facilities, 9250 Island Grove Terrace, Vero Beach, FL.

Q:	WHAT MAY I VOTE ON?

A:	You may vote on the following matters:

•	election of five directors to hold office until the next Annual Meeting of Stockholders; and

•	approval of an amendment to our company’s Amended and Restated 1999 Equity Compensation Plan (the “1999 Plan”).

Q:	HOW DOES EMERGE’S BOARD OF DIRECTORS RECOMMEND I VOTE?

A:	Our Board of Directors recommends a vote FOR (1) the election of each director nominee and (2) the approval of the amendment to the 1999 Plan.

Q:	WHO IS ENTITLED TO VOTE?

A:	Only those who owned our Class A Common Stock at the close of business on the record date, which was March 31, 2005, are entitled to vote at the Annual Meeting.

Q:	HOW DO I VOTE AND HOW CAN I REVOKE MY PROXY?

A:	You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR (1) the election of each director nominee and (2) the approval of the amendment to the 1999 Plan. You have the right to revoke your proxy at any time before the meeting by:

•	notifying our Corporate Secretary;

•	voting in person; or

•	submitting a later-dated proxy card.

Q:	HOW MANY SHARES CAN VOTE?

A:	Our charter authorizes the issuance of up to 92,711,110 shares of Class A Common Stock, par value $0.008 per share, 7,288,890 shares of Class B Common Stock, par value $0.008 per share, and 15,000,000 shares of Preferred Stock, par value $0.01 per share. On the record date, our issued and outstanding stock consisted of 50,337,581 shares of Class A Common Stock. Each holder of our Class A Common Stock is entitled to one vote for each share held on the record date.

Q:	WHAT IS A “QUORUM”?

A:

A “quorum” is a majority of the outstanding shares of our Class A Common Stock. These shares may be present at the meeting or represented by proxy and there must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker “non-votes” (proxies received from brokers or other nominees indicating that they have not received voting instructions from the beneficial owner with respect to any matter for which the brokers or nominees do not have discretionary authority) will not be treated as shares present at the Annual Meeting for purposes of determining whether a quorum is present.

Q:	WHAT VOTE IS REQUIRED?

A:	Directors are elected by a plurality of the votes cast by holders of Class A Common Stock at a meeting at which a quorum is present. Votes that are withheld and broker “non-votes” will not be included in determining the number of votes cast.

Approval of the amendment to the 1999 Plan requires the affirmative vote of a majority of votes cast at a meeting at which a quorum is present. Abstentions and broker “non-votes” with respect to the approval of the amendment to the 1999 Plan will not be counted as votes cast on the amendment to the 1999 Plan.

Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to David C. Warren, our President and Chief Executive Officer, and Robert E. Drury, our Executive Vice President, Chief Financial Officer and Secretary, or either of them, to vote on such matters in their discretion.

Q:	WHO WILL PAY FOR THIS PROXY SOLICITATION?

A:	We will pay all costs of soliciting proxies. In addition to mailing proxy solicitation materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

PROPOSALS YOU MAY VOTE ON

PROPOSAL 1. ELECTION OF DIRECTORS

At the Annual Meeting, you and the other stockholders will elect five individuals to serve as directors until the 2006 Annual Meeting and until their respective successors are duly elected and qualified. Our Board of Directors has nominated David C. Warren, John C. Belknap, John C. Foltz, Christopher A. Sinclair and Robert S. Spencer to stand for election at the Annual Meeting. Wesley W. Watkins has declined to be nominated for re-election. Detailed information on each nominee is provided on pages 13 and 14 below. Each of the nominees for director is a current member of our Board of Directors. Our Board is currently authorized to have five directors.

Our Bylaws provide that the number of directors that shall constitute the whole board shall be as fixed from time to time by our Board of Directors. By resolution of our Board of Directors, the number of directors comprising our Board of Directors has been set at five.

The individuals named as proxies will vote properly executed proxies in the enclosed form for the election of Messrs. Warren, Belknap, Foltz, Sinclair and Spencer unless you direct them to withhold your votes. If any nominee becomes unable or unwilling to stand for election, our Board of Directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Information Regarding Our Board Of Directors and Committees

Our Board of Directors consists of a majority of independent directors as defined in the Nasdaq Stock Market Marketplace rules, having determined that Messrs. Belknap, Foltz, Sinclair and Spencer and Watkins are independent. The full Board of Directors considers all major decisions concerning our company. However, our Board of Directors has established the following three standing committees in order that certain important matters can be addressed in more depth than may be possible in a full Board of Directors meeting:

Compensation Committee. The Compensation Committee evaluates and approves the compensation and benefits for our directors and executive officers, administers our equity compensation plans and makes recommendations to our Board of Directors regarding such matters. Prior to December 28, 2004, the members of the Compensation Committee were Christopher J. Davis, John C. Belknap, John C. Foltz and Christopher A. Sinclair. Mr. Davis resigned from our Board of Directors and the Compensation Committee on December 28, 2004. The members of the Compensation Committee are currently Christopher A. Sinclair, John C. Belknap, John C. Foltz and Wesley W. Watkins. Our Board of Directors has determined that each of the Compensation Committee members are independent as defined in the Nasdaq Stock Market Marketplace Rules. The Compensation Committee held two meetings during 2004.

Audit Committee. The Audit Committee reviews the professional services and independence of our independent registered public accounting firm, and our accounts, procedures and internal controls. The Audit Committee recommends to our Board of Directors our independent registered public accounting firm and monitors the performance of such accounting firm; reviews and approves the scope of the annual audit; reviews and evaluates with the independent registered public accounting firm our annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on our company that may be brought to its attention by management, the independent registered public accounting firm or our Board of Directors; and evaluates all of our public financial reporting documents. The members of the Audit Committee are currently John C. Belknap, John C. Foltz, Christopher A. Sinclair and Robert S. Spencer. The Audit Committee held eight meetings during 2004. Our Board of Directors has determined that each of the Audit Committee members are independent as defined in the Nasdaq Stock Market Marketplace Rules and the rules promulgated under the Securities Act of 1934.

Our Board of Directors has reviewed the education, experience and other qualifications of each member of the Audit Committee and has determined that John C. Belknap and Robert S. Spencer are each an “Audit Committee Financial Expert” as that term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002.

Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee was established by our Board of Directors on March 24, 2005. Prior to March 24, 2005, we did not have a standing nominating committee or a committee performing similar functions. However, during 2004, a majority of our independent directors recommended director nominees for the Board’s selection.

The Nominations and Corporate Governance Committee assists our Board of Directors in identifying and recruiting qualified individuals to become directors of our company; recommends director nominees to our Board of Directors; recommends committee nominees to our Board of Directors; oversees the governance of our company, including recommending our company’s corporate governance guidelines; leads our Board of Directors’ annual review of its performance; oversees the evaluation of each of our committees; and oversees our management continuity planning process.

Our Board of Directors has no minimum qualifications that nominees must meet in order to be considered for nomination to our Board of Directors. In the fulfillment of their responsibilities to identify and recommend to our Board of Directors individuals qualified to become board members, the members of the Nominations and Corporate Governance Committee take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity. Generally, the members of the Nominations and Corporate Governance Committee will first consider current board members because they meet the criteria listed above and possess an in-depth knowledge of our company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to our company. The Nominations and Corporate Governance Committee will consider stockholder recommendations for candidates to serve on our Board of Directors.

Each of the Compensation, Audit and Nominations and Corporate Governance Committees act under written charters adopted by our Board of Directors. Copies of these charters may be found on our website at www.emergeinteractive.com.

Our Board of Directors met twelve times during 2004. Each of the incumbent directors attended more than 95% of the total meetings of our Board of Directors and committees on which he served during 2004. Our Board of Directors does not have a formal policy with respect to director attendance at our Annual Meeting. At the 2004 Annual Meeting, all incumbent directors were present.

Stockholder Communication with the Board of Directors

Our Board of Directors has adopted a formal policy by which stockholders may communicate with members of our Board of Directors by mail addressed to an individual member of the board, to the full board, or to a particular committee of the board, at the following address: c/o Corporate Secretary, 10305 102nd Terrace, Sebastian, Florida 32958. This information is also available on our website at www.emergeinteractive.com.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Ethics and Business Conduct may be found on our website at www.emergeinteractive.com. We intend to post amendments to, or waivers from, our Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions on our website.

Compensation Committee Interlocks and Insider Participation

Prior to December 28, 2004, the Compensation Committee was composed of Christopher J. Davis, John C. Belknap and John C. Foltz. The Compensation Committee is currently composed of Christopher A. Sinclair, John C. Belknap, John C. Foltz and Wesley W. Watkins. There are no reportable Compensation Committee interlocks or insider participation matters.

Compensation of Directors

Prior to March 5, 2004, each independent director received $1,000 for each board and committee meeting attended in person or $250 for each meeting attended telephonically. Independent directors were also awarded an initial grant of 70,000 options to purchase Class A Common Stock, an annual retainer of 20,000 options to purchase Class A Common Stock and an additional 5,000 options to purchase Class A Common Stock for participation on each of the Audit and Compensation committees. Independent directors who were members of the Audit or Compensation Committee received an additional $5,000 annually for each committee membership. The Chairman of each of these committees, if an independent director, received an additional $2,500 annually, as well as 5,000 options to purchase Class A Common Stock.

Effective March 5, 2004, the compensation of independent directors receives an initial sign-on grant of 50,000 options to purchase Class A Common Stock; an annual cash retainer of $25,000; and an annual grant of options to purchase Class A Common Stock in an amount determined by dividing $35,000 by the quotient of (A) the average market price of the Class A Common Stock on the date of grant and (B) three ($35,000 ÷ (A ÷ 3) = # of options). Audit Committee members, including the Chairman, receive an additional $5,000 cash retainer. Individual Board or Committee meetings, whether attended in person or telephonically, are not compensated. All directors receive reimbursement of reasonable out-of pocket expenses incurred in connection with attending meetings of the Board of Directors. Directors are eligible to receive options to purchase Class A Common Stock under our equity compensation plans.

Effective March 24, 2005, each independent director receives an annual grant of 75,000 options to purchase Class A Common Stock in lieu of the annual grant of options described above.

Prior to Mr. Thomas L. Tippens resignation as Chairman of the Board, which was effective August 11, 2004, Mr. Tippens received an annual cash retainer of $125,000. Upon Mr. Belknap’s appointment as Chairman of the Board effective August 11, 2004, the Compensation Committee approved an annual cash retainer of $50,000. Effective February 25, 2005, the Compensation Committee approved an increase in Mr. Belknap’s annual cash retainer to $90,000, recognizing his duties as both Chairman of the Board and Chairman of the Audit Committee.

The following table details options to purchase shares of Class A Common Stock granted to individual directors during 2004 by our Board of Directors under our 1999 Equity Compensation Plan:

Director	Grant Date	Number of Shares Underlying Options Granted (#)	Exercise Price ($/Sh)
John C. Belknap	May 20, 2004	54,974	1.91
John C. Foltz	May 20, 2004	54,974	1.91
Christopher A. Sinclair	April 2, 2004 May 20, 2004	50,000 54,974	1.85 1.91
Robert S. Spencer	April 12, 2004 May 20, 2004	50,000 54,974	2.18 1.91
Wesley W. Watkins	April 5, 2004 May 20, 2004	50,000 54,974	2.03 1.91
David C. Warren(1)	March 11, 2004	150,000	1.89

(1)	On February 25, 2005, Mr. Warren was granted 300,000 options at an exercise price of $1.16 per share, subject to stockholder approval of the amendment to the 1999 Plan.

Each of these options vested 25% on the date of grant, with the remaining options vesting in three annual installments of 25% each, and has a term of 10 years.

Your Board of Directors unanimously recommends a vote “FOR” each of the nominees for election as a director.

PROPOSAL 2. AMENDMENT TO AMENDED AND RESTATED 1999 EQUITY COMPENSATION PLAN

Our Board of Directors recommends that the stockholders approve the amendment and restatement of the 1999 Equity Compensation Plan. Our Board believes that the Plan encourages participants to contribute to our growth, thus benefiting our stockholders, and aligning the economic interests of the participants with those of our stockholders. The continuation of the Plan also will enable our company to maintain a total compensation program that combines salary, bonus and long-term incentives to attract and retain key employees and to encourage management strategies and actions that will build stockholder value. For these reasons, our Board of Directors recommends a vote FOR Proposal 2.

The Plan was first adopted by our Board and approved by stockholders in 1999. The Plan was amended and restated in 2000 and 2002 and those changes to the Plan were approved by stockholders at the annual meetings in 2000 and 2002. On April 5, 2005, options for an aggregate of 93,132 shares of Common Stock remained available for awards under the Plan.

Our Board has further amended and restated the Plan, subject to the approval of stockholders. The amendments to the Plan (1) increase the number of shares of Common Stock that may be issued under the Plan, (2) clarify how stock appreciation rights (“SARs”) count against the Plan’s share authorization, (3) extend the term of the Plan until May 20, 2015 and (4) provide that Plan amendments will be subject to stockholder approval if such approval is required under the rules of an exchange on which the Common Stock is listed.

The following paragraphs summarize the more significant features of the Plan and the amendments to the Plan identified in the preceding paragraph. We will provide promptly, upon request and without charge, a copy of the full text of the Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Corporate Secretary at the address of our company’s executive offices. A copy of the full text of the Plan is attached as Exhibit A to this proxy statement and is incorporated into this summary by reference.

Administration

The Plan is administered by the Compensation Committee of our Board of Directors. The Committee has authority to select the individuals who will participate in the Plan (“Participants”) and to grant options, SARs, shares of restricted stock and performance units upon such terms (not inconsistent with the terms of the Plan) as the Committee considers appropriate. In addition, the Committee has complete authority to interpret all provisions of the Plan, to prescribe the forms of agreements evidencing awards under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

To the extent permitted by law, the Compensation Committee may delegate certain of its authority to administer the Plan to one or more of its members or to other individuals. As used in this summary, the term “Committee” means the Compensation Committee and any delegate of the Compensation Committee.

Eligibility

The individuals who may be selected to participate in the Plan include our employees (including employees who are Directors), employees of our subsidiaries and Directors who are not employees. Individuals who have received offers of employment with our company or a subsidiary also may participate in the Plan. Advisors to our company or a subsidiary also may participate in the Plan if they render bona fide services to our company or subsidiary other than in connection with an offering of our company’s securities.

On February 25, 2005, the Committee granted, subject to stockholder approval of this proposal, options to Messrs. Warren and Drury for 300,000 and 200,000 shares of Common Stock, respectively. The option price per share in each case is $1.16, which was the shares’ fair market value on the date of grant. Each option will become exercisable in four equal installments, with the first 25% exercisable upon approval by the stockholders of this proposal and the remaining options vesting in three annual installments beginning on the first anniversary of the grant date.

Except for the awards described in the preceding paragraph, we are not able to determine the number of individuals that the Committee will select to participate in the Plan or the type or size of awards that the Committee will approve. Except for awards identified in the table entitled “Option/SAR Grants in Last Fiscal Year,” our company is not able to determine the number of individuals that the Committee would have selected to participate in the Plan, or the type or size of awards that the Committee would have approved, if the amended and restated Plan had been in effect for the last fiscal year.

Awards

The Plan permits the grant of options to purchase shares of Common Stock from our company, restricted stock awards, SARs and performance units.

Options. An option entitles the Participant to purchase shares of Common Stock from our company at the option price. Options granted under the Plan may be incentive stock options (“ISOs”) or nonqualified stock options (except that ISOs may be granted only to employees of our company or a subsidiary). The option price will be fixed by the Committee at the time the option is granted. In the case of an ISO, the option price cannot be less than the shares’ fair market value on the date of grant or 110% of the grant date fair market value in the case of an ISO granted to a ten percent shareholder. The option price may be paid in cash, through a broker-assisted exercise, by the surrender of shares of Common Stock or any other method approved by the Committee.

Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the Committee. As a general rule, the option can be exercised only during continued employment or within 90 days after termination of employment (but not beyond the expiration date of the option). The 90 day period is extended to one year (but not beyond the expiration date of the option) in the case of Participants who terminate employment on account of disability or death or who die during the 90 day period following termination. Options may not be exercised following a termination for cause. The maximum period in which an option may be exercised will be prescribed by the Committee but cannot exceed ten years (or five years in the case of an ISO granted to a ten percent shareholder).

No employee may be granted ISOs (under the Plan or any other plan of our company or its subsidiaries) that are first exercisable in a calendar year for shares having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

Restricted Stock. The Plan also permits the award of restricted stock, i.e., shares of Common Stock that are nonvested and nontransferable during a period prescribed by the Committee. The Committee determines the number of shares of restricted stock that may be awarded to a Participant, the amount, if any, that that Participant must pay for the shares, and the terms and conditions of the award. The Committee may prescribe that the restricted stock will vest and become transferable only if the Participant completes a stated period of continued employment or only if certain performance objectives are achieved. Until the shares become vested and transferable, the Participant may not sell or otherwise dispose of the shares. Unless the Committee determines otherwise, however, the Participant will have the right to vote the shares and receive dividends paid on the shares during the restriction period.

SARs. The Plan also allows the grant of SARs, either alone or in tandem with a related option. An SAR generally entitles the Participant to receive a benefit equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the “base value” of the SAR. Unless the Committee determines otherwise, the “base value” of the SAR will be the option price per share of the related option or, if the SAR is granted independently of an option, the fair market value of the Common Stock on the date the SAR is granted. The amount payable upon the exercise of an SAR may be settled in cash, Common Stock or a combination of cash and Common Stock as determined by the Committee. As amended, the Plan provides that if an SAR is exercised and settled in shares of Common Stock, the Plan’s share authorization will be reduced by the number of shares for which the SAR was exercised rather than by the number of shares issued in settlement of the SAR.

The maximum duration of each SAR and the terms and conditions governing the Participant’s right to exercise the SAR will be prescribed by the Committee on the date of grant. As a general rule, the Participant must be employed on the date the SAR is exercised, except as described above relating to the exercise of options following termination of employment. The exercise of an SAR terminates the Participant’s rights under a related option and vice versa.

Performance Units. Performance units also may be granted under the Plan. A performance unit award entitles a Participant to receive a benefit based on the value of the unit. The Committee may prescribe that the value of a unit will be based on the value of the Common Stock or such other measure as the Committee deems appropriate. The Committee will determine the number of performance units to be granted, the requirements that apply to the award, the period in which performance will be measured and the goals that apply to the award. Performance units may be settled in cash, Common Stock or a combination of cash and Common Stock as determined by the Committee. Unless the Committee provides otherwise, performance units will be forfeited if the conditions of the grant are not met or if the participant terminates employment before satisfying the conditions.

Transferability

Options, shares of restricted stock, SARs and performance units are nontransferable except by will or the laws of descent and distribution. The Committee may permit the transfer of an award, other than ISOs, pursuant to a domestic relations order. The Committee also may permit the transfer of nonqualified stock options to members of the Participant’s family or such other persons or entities as may be approved by the Committee.

Qualified Performance Based Compensation

The Committee may grant shares of restricted stock and performance units that are intended to qualify as “performance based compensation” under Section 162(m) of the Code. If the value of such awards is based on the value of the Common Stock, no Participant may receive an award with respect to more than 625,000 shares of Common Stock during any performance period. If the value of such award is not based on the value of the Common Stock, the maximum amount that may be paid to a Participant with respect to a performance period is $1,000,000.

The Committee will prescribe the terms and conditions of any award that is intended to satisfy Section 162(m) of the Code. However, the awards will be earned only upon the satisfaction of objectives prescribed by the Committee and stated with reference to one or more of the following: Stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share or strategic business criteria consisting of one or more objectives based on revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. No payments will be made under such awards except to the extent that the Committee determines that the goals or objectives have been achieved.

Reorganization, Change in Control

Upon a reorganization of our company (defined in the Plan to include a merger or disposition of all or substantially all of the assets of our company) in which our company is not the surviving entity, all outstanding awards must be assumed by the successor unless the Committee determines otherwise. In lieu of an assumption by the successor entity, the Committee may prescribe that outstanding awards will be cancelled in exchange for a cash payment or that outstanding awards will be cancelled after giving Participants an opportunity to exercise the awards.

Upon a change in control (as defined in the Plan), the Committee may prescribe that outstanding awards will become exercisable, vested or earned. In lieu of such action, the Committee may prescribe that outstanding awards will be cancelled in exchange for a cash payment or that outstanding awards will be cancelled after giving Participants an opportunity to exercise the awards.

Share Authorization

As amended, the Plan provides that the maximum aggregate number of shares that may be issued under the Plan is 9,000,000 shares (an increase of 3,000,000 shares from the authorization approved by stockholders in 2002). The Plan also provides that no individual may receive awards in any calendar year with respect to more than 625,000 shares of Common Stock. The share authorization will be adjusted as the Committee determines is appropriate in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification or other similar events. The terms of outstanding awards and the individual grant limitation also will be adjusted to reflect such changes. On April 8, 2005, the last reported sale price of the Common Stock on the NASDAQ National Market was $0.84 per share.

Amendment and Termination

As amended, the Plan provides that no awards may be granted after May 20, 2015. (Prior to amendment, the expiration date of the Plan was April 22, 2009.) Our Board may, without further action by our stockholders, terminate or suspend the Plan in whole or in part. Our Board also may amend the Plan, except that the amended Plan now provides that such action will be effective only if approved by our stockholders if stockholder approval of the amendment is required under the rules of any exchange on which the Common Stock is then listed.

Federal Income Tax Consequences

We have been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price.

The Participant will recognize income on account of a restricted stock award on the first date that the shares are either vested or transferable. At that time, the Participant recognizes, as ordinary income, the fair market value of the Common Stock.

The Participant will recognize income on account of the exercise of an SAR or the settlement of performance units. The Participant will recognize ordinary income equal to any cash that is paid and the fair market value of any Common Stock that is received under the award.

The employer (either our company or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option, the vesting or transferability of a restricted stock award or the settlement of an SAR or performance unit. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an ISO. The employer may claim a federal income tax deduction on account of dispositions of stock issued upon the exercise of an ISO if the disposition occurs within one year of the ISO exercise or within two years of the grant of the ISO.

Your Board of Directors unanimously recommends a vote “FOR” Proposal 2 to approve the 1999 Plan Amendment.

PERFORMANCE GRAPH

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG EMERGE INTERACTIVE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RUSSELL 2000 INFORMATION TECHNOLOGY INDEX

* $100 invested on 2/4/00 in stock or or on 1/31/00 in index-including reinvestment of dividends. Fiscal year ending December 31.

Summary	4-Feb-00	31-Dec-00	31-Dec-01	31-Dec-02	31-Dec-03	31-Dec-04
	(in dollars)
EMERGE INTERACTIVE, INC.	100	24	9	2	10	11
NASDAQ STOCK MARKET (U.S.)	100	62	47	27	40	42
RUSSELL 2000 INFORMATION TECHNOLOGY	100	80	79	78	145	166

STOCK OWNERSHIP

The following table sets forth, as of March 31, 2005 (unless otherwise indicated), information regarding the beneficial ownership of our Class A Common Stock by (1) each person or entity who is known by us to beneficially own more than 5% of our outstanding Class A Common Stock; (2) each of our directors; (3) each of the executive officers named in the Summary Compensation Table set forth below; and (4) all of our directors and executive officers as a group:

Name	Outstanding Shares Beneficially Owned	Options Exercisable Within 60 Days	Shares Beneficially Owned Assuming Exercise of Options	Percent of Shares
Safeguard Scientifics, Inc.(1) 800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087	7,524,577	0	7,524,577	14.9%
John C. Belknap	0	88,738	88,738	*
John C. Foltz	6,250	129,988	136,238	*
Christopher A. Sinclair	0	52,488	52,488	*
Robert S. Spencer	0	52,488	52,488	*
Wesley W. Watkins(2)	0	52,488	52,488	*
David C. Warren	200,000	906,500	1,106,500	2.2%
Mark S. Fox	40,000	322,619	362,619	*
Richard D. Stroman	6,020	198,650	204,670	*
Juris Pagrabs	0	448,000	448,000	*
Executive officers and directors as a group (10 persons)	252,270	2,431,959	2,684,229	5.1%

The symbol * means that the percentage is less than 1%.

(1)	As reported in a Schedule 13G, dated March 28, 2005, Safeguard Scientifics, Inc., Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. (collectively, “Safeguard”) beneficially own an aggregate of 7,524,577 shares of our Class A Common Stock. Safeguard reported that it exercises sole voting and investment power with respect to none of such shares.
(2)	Not standing for re-election.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons holding more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. Directors, officers and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports received by us and written representations from certain reporting persons, we believe that all Section 16(a) reports were filed on a timely basis in fiscal 2004, except that each of Messrs. Belknap, Sinclair, Spencer and Watkins failed to file timely one Form 4 with respect to certain stock options during 2004.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information as of March 31, 2005, concerning our directors and executive officers.

Name	Present Position(s) with eMerge	Age	Year First Became a Director
David C. Warren	President, Chief Executive Officer and Director	55	2001
Robert E. Drury	Executive Vice President, Chief Financial Officer and Secretary	58	—
Mark S. Fox	Executive Vice President, Information Technology	49	—
Richard D. Stroman	Executive Vice President, VerifEYE, Technology and Operations	48	—
John C. Belknap	Chairman of the Board and Director	58	2003
John C. Foltz	Director	72	2001
Christopher A. Sinclair	Director	54	2004
Robert S. Spencer	Director	58	2004
Wesley W. Watkins(1)	Director	66	2004

(1)	Not standing for re-election

David C. Warren. Mr. Warren has been Chief Executive Officer since September 2001 and was appointed President and Chief Executive Officer in July 2002. From 1990 until September 2001, Mr. Warren was President of Allflex USA, Inc. where he had overall responsibility for the formation and expansion of Allflex USA in the U.S., Canada and Mexico. Additionally, while at Allflex USA, his responsibilities included the development, adoption and growth of electronic ID systems for the cattle, swine and dairy industries in the United States. His efforts provided an infrastructure for the early Beef Alliances to adopt individual animal management practices. Before joining Allflex USA, he was associated with Fermenta Animal Health from 1987 to 1990. From 1974 to 1987, he held various sales and product management positions at SDS Biotech, Diamond Shamrock and Shell Animal Health.

Robert E. Drury. Mr. Drury has been Chief Financial Officer since June 2004. From January 2003 until June 2004, Mr. Drury served as Chief Financial Officer of GCA Services Group, Inc., a provider of facilities’ management services. Mr. Drury was instrumental in the formation of Sodexho Marriott Services, North America’s largest food service provider, as Senior Vice President and Chief Financial Officer for Sodexho US and Corporate Treasurer of Sodexho Marriott Services from 1995 to 1999. From 1984 to 1995, Mr. Drury was Senior Vice President and Chief Financial Officer for the Leisure/International sector of Aramark Corporation, a $6 billion contract management business. From 1980 to 1984, he was Division Financial Officer for FMC Corporation. Prior to that he was with Wilson Sporting Goods, a division of PepsiCo Inc. Mr. Drury also serves as a member of the board of directors of Imagemax, Inc.

Mark S. Fox. Mr. Fox was appointed Executive Vice President, Information Technology in October 2001. Mr. Fox brings nearly 20 years’ experience in software design, development and management to his position, in which he is responsible for information technology, applications development and database architecture. He joined our company in March 2000, to manage the development of our company’s cattle-marketing network and website, the CattleLog individual-animal data-collection and reporting system, and web-based statistical reporting. From 1995 to March 2000, he served as a consultant for Professional Software Consultants/Intentia Americas. From 1992 to 1995, he was a team leader, chief architect and programmer for Cerner Corporation, and earlier served Grupo Esqui-Vol as MIS manager.

Richard D. Stroman. Mr. Stroman was appointed our company’s Executive Vice President, VerifEYE Technology and Operations, in August 2002. He joined our company in January 2000, with over 20 years of experience in the creation, development and commercialization of new product lines. Prior to joining our company, he served as Vice President and General Manager of Key/AgriVision and as Director of Development Engineering at Key Technology, Inc., a company that designs and manufactures optical inspection and material handling systems for the food processing and pharmaceutical industries. He served at Key Technology from 1994 through January 2000. From 1987 until 1994 he was President of AgriVision Engineering, Inc.

John C. Belknap. From 2000 through the present, Mr. Belknap has engaged in certain entrepreneurial activities and has served as an independent consultant and financial advisor to businesses. From 1997 to 1999, Mr. Belknap was Executive Vice President and Chief Financial Officer of Richfood Holdings, Inc., a $4 billion Fortune 500 integrated food wholesaler and retailer. From 1995 to 1997, he was Chief Financial Officer for OfficeMax, Inc. a Fortune 500 retailer. From 1974 to 1995, he was Chief Financial Officer for several other major retailers. He started his career at Ernst & Young in New York. Mr. Belknap is a Certified Public Accountant.

John C. Foltz. Mr. Foltz has twenty years of government service, including Administrator of Federal Grain Inspection Service (appointed by President George H.W. Bush), Assistant Administrator of the Foreign Agricultural Service and Deputy Under Secretary of Agriculture. His last appointment was to the Commodity Futures Trading Commission. In addition, Mr. Foltz had a twenty-year career in agri-association management, last as Executive Director of the Ohio Grain & Feed Association. He has served on numerous boards and councils, including the American Feed Industry Association Board of Directors, National Agricultural Extension & Research Users’ Advisory Board, USDA, and chaired the Support Council for the Ohio Agricultural Research and Development Center. He continues to be active in agri-affairs as a Farm Bureau Trustee and member of the Ohio Beef Committee.

Christopher A. Sinclair. Mr. Sinclair has served as Chairman of Scandent Group Holdings, a global IT Services firm since 2002. From 2001 to 2005, he also served as Managing Director of Manticore Partners LLC, a venture capital and advisory firm in Greenwich, Connecticut. From 1998 to 2000, he served as Chairman and Chief Executive Officer of Caribiner International Inc., a global business communications company, and from 1996 to 1998 he was President and Chief Executive Officer of Quality Food Centers, a large supermarket chain. From 1984 to 1996, Mr. Sinclair served in various executive roles at Pepsico, Inc., most recently as Chairman and Chief Executive Officer of the Pepsi-Cola Company. Mr. Sinclair was also President and Chief Executive Officer of PepsiCo Foods and Beverages International and President and Chief Executive Officer of Pepsi-Cola International.

Robert S. Spencer. Mr. Spencer has over 30 years of experience with leading consumer products and professional service companies. He has been the Chief Financial Officer of Baker &McKenzie, a global law firm, since 1999, and held similar positions there from 1993 to 1997. From 1997 to 1999 he was Chief Financial Officer of International Survey Research LLC, human resources consultants. From 1992 to 1993 he was Executive Vice President, Finance and Operations, and Chief Financial Officer of Authentic Fitness Corp., a producer and marketer of athletic apparel. From 1981 to 1992 he was at PepsiCo. Inc., responsible for international expansion of its snack food business (Frito-Lay) and held the positions of Division Controller, Director of Business Development, and Executive Vice President, Operations and Finance, in Italy. From 1970-1981, he was with Arthur Young & Company (now Ernst & Young). He is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Under rules established by the SEC, we are required to provide certain information concerning total compensation earned or paid to: (1) the current Chief Executive Officer and anyone who served in this capacity during fiscal 2004; (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during fiscal 2004; and (3) up to two additional officers whose annual salaries and bonuses exceeded $100,000 during fiscal 2004, but who were not executive officers at the end of fiscal year 2004 (the “Named Executive Officers”).

Summary Compensation Table

The following table sets forth certain compensation information for the Named Executive Officers:

	Year	Annual Compensation				Long Term Compensation	All Other Compensation ($)
Name and Principal Position		Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options/ SARs (#)
David C. Warren President and Chief Executive Officer	2004 2003 2002	220,168 212,014 212,014	— 20,739 —	— — —		150,000 213,000 300,000	— — 104,774	(3)
Mark S. Fox Executive Vice President, Information Technology	2004 2003 2002	130,778 150,010 130,166	— 8,930 —	— — —		60,000 175,239 100,000	— — —
Richard D. Stroman Executive Vice President, VerifEYE Technology and Operations	2004 2003 2002	155,779 150,010 136,926	— — —	— — —		50,000 104,800 150,000	295,673 — —	(4)
Juris Pagrabs(1) Executive Vice President, Chief Financial Officer and Secretary	2004 2003 2002	90,373 185,016 168,659	25,000 13,574 —	3,000 6,000 3,250	(2) (2) (2)	100,000 100,000 100,000	347,366 — 56,576	(4) (3)

(1)	Mr. Pagrabs resigned effective June 15, 2004.
(2)	Consists of car allowance.
(3)	Consists of relocation expense reimbursements of $104,774 for Mr. Warren and $56,576 for Mr. Pagrabs in 2002.
(4)	Consists of value realized on the exercise of options in an amount equal to $295,673 for Mr. Stroman and $347,366 for Mr. Pagrabs in 2004.

Option Grants During Last Fiscal Year

The following table provides information regarding options granted in 2004 to the Named Executive Officers. The values listed represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Shares Underlying Options/SARs Granted (#)(1)	Percentage of Total Options/ SARs Granted	Exercise Price ($/Sh)(2)	Expiration Date	5%	10%
Name
David C. Warren	150,000	15.3%	1.89	3/11/2014	177,820	450,631
Mark S. Fox	60,000	6.1%	3.16	2/10/2014	117,540	297,870
Richard D. Stroman	50,000	5.1%	3.16	2/10/2014	97,950	248,225
Juris Pagrabs	100,000	10.2%	3.16	2/10/2014	195,001	496,451

(1)	Options vest 25% on the date of grant, with the remaining options vesting in three annual installments of 25% each.
(2)	Exercise price was set at the fair market value of Class A Common Stock on date of grant.

Ag gregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information relating to options exercised by the Named Executive Officers in 2004 and the number of options at year end which are currently exercisable.

			Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options At Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David C. Warren	—	—	744,000	419,000	425,648	226,648
Mark S. Fox	—	—	237,619	172,620	155,047	98,409
Richard D. Stroman	125,000	295,673	114,900	139,900	29,278	94,653
Juris Pagrabs	175,000	347,366	448,000	—	122,640	—

(1)	The value of unexercised in-the-money options as of December 31, 2004 represents the positive spread between the closing price of Class A Common Stock on December 31, 2004 ($1.59) and the exercise price of any unexercised options.

Description of Employment Agreements, Severance Arrangements and Change of Control Arrangements

David C. Warren holds the position of President and Chief Executive Officer and receives an annual salary of $212,000 per year, subject to adjustment in the discretion of the Compensation Committee, and a bonus of up to 60% of his base salary each year to be paid on achievement of annual targets established by our Board of Directors. Mr. Warren will receive continued salary, prorated earned bonus (if any) and benefits for a period of 12 months if his employment is terminated without cause or due to a change of control of our company. In addition, if Mr. Warren is terminated without cause, the vesting schedule of all of Mr. Warren’s stock options will be accelerated by 12 months and the vested options will remain exercisable for a period of 12 months following the date of termination. If Mr. Warren is terminated due to our company experiencing a change of control, 100% of his stock options will automatically vest and the vested options will remain exercisable for a period of 12 months following the date of termination.

Mark S. Fox holds the position of Executive Vice President, Information Technology, and receives an annual salary of $150,000 per year, subject to adjustment in the discretion of the Compensation Committee, and a bonus of up to 45% of his base salary each year based on performance objectives established by our Board of Directors. Mr. Fox will receive continued salary, prorated earned bonus (if any) and benefits for a period of six months if his employment is terminated without cause or due to a change of control of our company. In addition, if Mr. Fox is terminated without cause, the vesting schedule of all of Mr. Fox’s stock options will be accelerated by six months and the vested options will remain exercisable for a period of six months following the date of termination. If Mr. Fox is terminated due to our company experiencing a change of control, 100% of his stock options will automatically vest and the vested options will remain exercisable for a period of 12 months following the date of termination.

Richard D. Stroman holds the position of Executive Vice President, VerifEYE Technology and Operations, and receives an annual salary of $150,000 per year, subject to adjustment in the discretion of the Compensation Committee, and a bonus of up to 45% of his base salary each year based on performance objectives established by our Board of Directors. Mr. Stroman will receive continued salary, prorated earned bonus (if any) and benefits for a period of six months if his employment is terminated without cause or due to a change of control of our company. In addition, if Mr. Stroman is terminated without cause, the vesting schedule of all of Mr. Stroman’s stock options will be accelerated by six months and the vested options will remain exercisable for a period of six months following the date of termination. If Mr. Stroman is terminated due to our company experiencing a change of control, 100% of his stock options will automatically vest and the vested options will remain exercisable for a period of 12 months following date of termination.

Until June 15, 2004, Juris Pagrabs held the position of Executive Vice President, Chief Financial Officer and Secretary and received an annual salary of $185,000 per year, subject to adjustment in the discretion of the Compensation Committee, and a bonus of up to 45% of his base salary each year based on performance objectives established by our Board of Directors. Pursuant to a separation agreement, the vesting schedule of all Mr. Pagrabs’ stock options were accelerated by 12 months and Mr. Pagrabs retained the rights to purchase all vested option shares in accordance with the terms of his stock option agreements and the terms of the Amended and Restated 1999 Equity Compensation Plan, except that the last date to exercise all vested options shares shall be June 15, 2006, which is two years after his termination date. As of the date of this Proxy Statement, Mr. Pagrabs had exercised 75,000 of these options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

In accordance with the written charter adopted by our Board of Directors, the Compensation Committee is responsible for setting and administering the policies that govern both the annual compensation and benefits programs for our executive officers as well as our equity compensation plans.

We use cash and stock-based compensation for three purposes: (1) to focus executives on short- and long-term business strategy; (2) to reward individual and corporate performance; and (3) to align our executives’ interests with those of our stockholders. Ultimately, our goal is to maximize the success of our company. As detailed in the Summary Compensation Table contained in this proxy statement, a portion of our executives’ compensation is variable and linked to performance.

Cash Compensation

Our goal for cash compensation is to pay competitive base salaries, coupled with a possible incentive bonus based on the achievement of annual objectives, and to award stock options to motivate the building of stockholder wealth and align the interests of our employees with those of our stockholders.

Base Salary

Base salaries initially are established for new executives on the basis of subjective factors, including experience, individual achievements and the level of responsibility to be assumed. Base salary increases, if any, for executive officers are determined annually by the committee based on subjective factors, including the individual performance of the executive officer, maintaining an appropriate scale among the executive officers based on relative positions and responsibilities, and the competitiveness of the labor market. The budgeted salary increase for all employees is also considered in determining base salary increases for executive officers.

2004 Base Salary for Mr. Warren and the Other Named Executive Officers

Mr. Warren’s base salary was established at $212,000 when he was appointed Chief Executive Officer in September 2001 based on his individual achievements, prior positions and responsibilities and the competitiveness of the labor market. Mr. Warren continued to receive this amount in 2004. Base pay and salary increases for 2004 for the other Named Executive Officers, if any, were determined by considering the subjective factors discussed previously.

Management Incentive Plan

Annual cash incentive awards are granted by the committee to executive officers based on corporate and individual performance. Awards to key executives are based on subjective factors, including the comparative impact of the individual’s position to the overall corporate results as measured by the position level, base salary of the individual, and the degree to which such individual is able to affect the group or overall corporate results. Other than with respect to Mr. Pagrabs, no cash incentive awards were granted during 2004.

Stock-Based Compensation

The committee uses our company’s equity compensation plan to attract and retain able employees by awarding stock options. The committee and management believe that broad and deep employee stock ownership effectively motivates the building of stockholder wealth and aligns the interests of employees with those of our stockholders. Awards are made to employees, advisors and consultants, and non-employee directors who are responsible for the growth and sound development of our business. Stock options are granted by the committee to the executive officers and other employees based on a total compensation model that considers the individual’s unvested equity value at a future date, as well as subjective factors, including individual performance and potential impact on corporate results.

2004 Stock Option Grants

The committee granted stock options to certain of its executives during 2004. The relative number of options granted was based on each person’s responsibilities.

Summary

The committee is satisfied that the compensation and incentive plans provided to the Chief Executive Officer and the other executive officers of our company are structured and operates to support our company’s business strategy and to create a strong linkage and alignment with the long-term best interests of our company and its stockholders. The committee will periodically reevaluate these programs to ensure they continue to do so.

Submitted by the Compensation Committee of the Board of Directors:

Christopher A. Sinclair, Chairman John C. Belknap John C. Foltz Wesley W. Watkins

AUDIT COMMITTEE REPORT

In accordance with the written charter adopted by our Board of Directors, the Audit Committee assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.

Management is responsible for our internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to our financial reporting, and reviews the results and scope of the audit and other services provided by our independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with the standards of the Public Company Accounting Oversight Board (United States), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm. The Audit Committee discussed with our independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with our independent registered public accounting firm their independence and the compatibility of non-audit services with such independence.

Based upon the Audit Committee’s discussions with management and our independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that our Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

John C. Belknap, Chairman John C. Foltz Christopher A. Sinclair Robert S. Spencer

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease Agreement with XL Realty Corp.

On April 1, 2003, we renewed the lease for our corporate headquarters at 10305 102nd Terrace, Sebastian, Florida, 32958, with XL Realty Corp., a wholly owned subsidiary of Safeguard Scientifics, Inc., which owns approximately 14.9% of our outstanding Class A Common Stock. Our rent expense was approximately $257,000 in 2004. We believe the rent that we pay pursuant to this lease is consistent with the market for similar space in our area. The lease with XL Realty Corp. will terminate on March 31, 2006.

Lease Agreement with Thomas L. Tippens

Through March 9, 2005, we leased office facilities in Weatherford, Oklahoma, for $18,000 per year, from Mr. Tippens, who served as Chairman of our Board of Directors until August 11, 2004. We believe the rent that we paid for these facilities was consistent with the market for similar space in Weatherford, Oklahoma. On March 9, 2005, we sold the PCC business, which was located in the Weatherford, Oklahoma facility, to Mr. Tippens in an arms-length transaction.

INFORMATION CONCERNING OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Since 1996, we have retained KPMG LLP as our independent registered public accounting firm and intend to retain KPMG LLP for the current year ending December 31, 2005.

Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity at the meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees incurred during 2004 and 2003 for services provided by KPMG LLP are as follows:

	2004	2003
• Audit fees(1)	$149,000	$155,000
• Audit-related fees	14,000	0
• Tax fees:
Tax compliance services	32,000	24,800
Tax planning services	0	20,300
• All other fees:	0	0

Total	$195,000	$200,100

(1)	Consists of year-end audit fees and quarterly reviews

The Audit Committee believes that fees billed for all non-audit services are compatible with maintaining the independence of our independent registered public accounting firm.

Audit Committee Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. These services may include audit services, audit-related services, tax services and other services. Our Chief Financial Officer is responsible for presenting the

Audit Committee with an overview of all proposed audit, audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to clearly define the services to be performed. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management or to an individual member of the Audit Committee.

STOCKHOLDER PROPOSALS

If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2006, you must submit the proposal, in writing, so that our Corporate Secretary receives it no later than December 16, 2005. The proposal must meet the requirements established by the SEC. If you wish to present a proposal at the annual meeting in 2006 that will not be included in the proxy statement, the management proxies will be allowed to use their discretionary voting authority unless notice of your proposal has been received by our Corporate Secretary no later than March 2, 2006. Your proposal should be sent to: eMerge Interactive, Inc., Attention: Corporate Secretary, 10305 102nd Terrace, Sebastian, Florida 32958.

OTHER MATTERS

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to our company will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

ANNUAL REPORT

A copy of our Annual Report accompanies this proxy statement. Additional copies may be obtained by writing to Robert E. Drury, Chief Financial Officer, eMerge Interactive, Inc., 10305 102nd Terrace, Sebastian, Florida 32958.

By Order of the Board of Directors,

ROBERT E. DRURY
Executive Vice President, Chief Financial Officer and Secretary

Sebastian, Florida

April 15, 2005

10305 102nd Terrace

Sebastian, Florida 32958

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

David C. Warren and Robert E. Drury (together or individually referred to as the “Proxies”), or either of them, are hereby authorized, with full power of substitution, to represent and to vote the stock of the undersigned as specified in this proxy card at the Annual Meeting of Stockholders of eMerge Interactive, Inc., or at any adjournment or postponement of the meeting, and upon such other business as may properly come before the meeting, or at any adjournment or postponement of the meeting. The Annual Meeting of Stockholders of eMerge Interactive, Inc. will be held on Thursday, May 19, 2005, at 10:00 a.m., local time, at Disney’s Conference Facilities, 9250 Island Grove Terrace, Vero Beach, FL.

ELECTION OF DIRECTORS

Nominees: John C. Belknap, John C. Foltz, Christopher A. Sinclair, Robert S. Spencer and David C. Warren.

FOR all nominees listed above:	_____

WITHHOLD vote for all nominees listed above:	_____

If withheld for only part of the slate, please list the nominee(s) that you are NOT in favor of:

__________________________________________________________________________

AMENDMENT TO THE AMENDED AND RESTATED 1999 EQUITY COMPENSATION PLAN

FOR the amendment to the1999 Equity Compensation Plan:	_____

AGAINST the amendment to the 1999 Equity Compensation Plan:	_____

ABSTAIN from the amendment to the 1999 Equity Compensation Plan:	_____

I plan to attend the meeting:	_____

You are encouraged to specify your choices by marking the appropriate box. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all of the nominees and for the amendment to the 1999 Equity Compensation Plan. The Proxies cannot vote your shares unless you sign and return this card. The Proxies are hereby authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Please sign your name exactly as it appears on your stock certificate. If shares held by joint tenants, all should sign. Where applicable, indicate your official position or representative capacity.

Printed Name	Signature

_____________, 2005
Date	Title